Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-198412) and Form S-8 (Nos. 333-197462, 333-174528, 333-163369, 333-151257, 333-132947, 333-43978, 333-85199, 333-85201, 033-54847, 333-111258, 333-67723 and 333-67725) of Tiffany & Co. of our report dated March 20, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
March 20, 2015